Exhibit 31.1

CERTIFICATION

I, Brian K. Hutchison, Chairman, President and Chief Executive Officer Regeneration Technologies, Inc., hereby certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Regeneration Technologies, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2005

/s/ Brian K. Hutchison
Name:	Brian K. Hutchison
Title:	Chairman, President and Chief Executive Officer